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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated November 16, 2004 relating to the financial statements and financial highlights which appear in the September 30, 2004 Annual Report to Shareholders of Loomis Sayles Benchmark Core Bond Fund, Bond Fund, Fixed Income Fund, Global Bond Fund, High Income Opportunities Fund, Institutional High Income Fund, Intermediate Duration Fixed Income Fund, Investment Grade Fixed Income Fund, Mid Cap Growth Fund, Small Cap Value Fund, Small Company Growth Fund and Inflation Protected Securities Fund (formerly U.S. Government Securities Fund), each a series of Loomis Sayles Funds I. The financial statements and financial highlights are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Registered Public Accounting Firm" and "Financial Statements" in such Registration Statement.


PricewaterhouseCoopers LLP


/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
January 28, 2005